Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-220134 on Form S-8 of Randolph Bancorp, Inc. of our report dated March 15, 2018 relating to the consolidated financial statements of Randolph Bancorp, Inc. appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

New York, New York

March 15, 2018